Exhibit 99.1

Fox Factory Holding Corp. Announces Fourth Quarter and Full Year 2016
Financial Results

Fourth Quarter 2016 Sales Increased 16.6% to $111.6 Million and Exceeded Company Guidance
Reports Earnings per Diluted Share of $0.26; Adjusted Earnings per Diluted Share of $0.32

SCOTTS VALLEY, California - March 1, 2017 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended December 30, 2016.

Fourth Quarter Fiscal 2016 Highlights

•	Sales increased 16.6% to $111.6 million compared to $95.7 million in the same period last fiscal year

•
Gross margin increased 60 basis points to 30.5% compared to 29.9% in the same period last fiscal year; Non-GAAP adjusted gross margin decreased 10 basis points to 30.6% compared to the same period last fiscal year

•	Net income was $9.8 million, or 8.8% of sales and $0.26 per diluted share, compared to $6.8 million, or 7.1% of sales and $0.18 per diluted share in the same period last fiscal year

•	Non-GAAP adjusted net income was $12.0 million, or $0.32 adjusted earnings per diluted share, compared to $9.6 million, or $0.25 adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $19.8 million, or 17.7% of sales, compared to $16.1 million, or 16.9% of sales in the same period last fiscal year

“We were pleased to end the year with continued business momentum.  Our global team continued to execute at a high-level and our innovation has helped fuel the consistent success of product lineups across bike and powered vehicles,” commented Larry L. Enterline, FOX's Chief Executive Officer. “This positive momentum in our business has continued into fiscal 2017, and we believe we are well positioned to generate future growth and enhance shareholder value.”
Sales for the fourth quarter of fiscal 2016 were $111.6 million, an increase of 16.6% as compared to sales of $95.7 million in the fourth quarter of fiscal 2015. This increase reflects a 27.5% and 7.8% increase in sales of powered vehicle products and bike products, respectively. The increase in sales of powered vehicle products was primarily due to continued high demand for on and off-road suspension products and increased original equipment manufacturer (“OEM”) sales. The increase in sales of bike products primarily reflects new product introductions and favorable model year spec placements with OEMs.
Gross margin was 30.5% for the fourth quarter of fiscal 2016, a 60 basis point increase from gross margin of 29.9% in the fourth quarter of fiscal 2015. The increase in gross margin was primarily due to lower acquisition related inventory costs as compared to the prior fiscal year period. On a non-GAAP adjusted basis, excluding acquisition related costs, gross margin decreased 10 basis points as compared to the fourth quarter of fiscal 2015. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $20.6 million for the fourth quarter of fiscal 2016 compared to $19.2 million in the fourth quarter of fiscal 2015. The increase in operating expenses is primarily a result of investments to support growth in the business and $0.8 million of expense associated with the previously disclosed ongoing patent litigation activities involving a bike industry competitor. The Company remains confident in its position in these litigation matters. The operating expense increases were partially offset by a reduction in amortization of certain purchased intangibles. As a percentage of sales, operating expenses were 18.4% for the fourth quarter of fiscal 2016 compared to 20.0% in the fourth quarter of fiscal 2015. Non-GAAP operating expense was $17.6 million in the fourth quarter of fiscal 2016 compared to $15.8 million in the fourth quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
Operating income was $13.5 million for the fourth quarter of fiscal 2016, compared to operating income of $9.4 million in the fourth quarter of fiscal 2015.
The effective tax rate was approximately 24.0% in the fourth quarter of 2016, compared to 26.7% in the fourth quarter of 2015. The improvement in the effective tax rate was primarily due to the reorganization of the Company’s foreign entities and indefinite reinvestment of foreign earnings in jurisdictions with lower tax rates.
Net income in the fourth quarter of fiscal 2016 was $9.8 million, compared to $6.8 million in the fourth quarter of the prior fiscal year. Earnings per diluted share for the fourth quarter of fiscal 2016 was $0.26, compared to $0.18 in the fourth quarter of fiscal 2015.
Non-GAAP adjusted net income was $12.0 million, or $0.32 adjusted earnings per diluted share, compared to $9.6 million, or $0.25 adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA in the fourth quarter of fiscal 2016 was $19.8 million, compared to $16.1 million in the fourth quarter of fiscal 2015. Adjusted EBITDA margin in the fourth quarter of fiscal 2016 was 17.7%, compared to 16.9% in the fourth quarter of fiscal 2015. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Fiscal Year 2016 Results
Sales for the year ended December 30, 2016 were $403.1 million, an increase of 9.9% compared to the same period in 2015. Sales of powered vehicle and bike products increased 13.7% and 7.1%, respectively, for 2016 compared to the prior year period.
Gross margin was 31.4% for the fiscal year ended December 30, 2016, a 90 basis point increase compared to gross margin of 30.5% in fiscal year 2015. The gross margin improvement was primarily due to manufacturing efficiencies along with the non-recurrence of ramp up, reconfiguration and logistics costs associated with the Company’s global production transition, the West Coast port slowdown during 2015, and lower acquisition related inventory costs. On a non-GAAP adjusted basis, excluding acquisition related costs, gross margin increased 40 basis points as compared to the prior fiscal year. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Net income in fiscal year 2016 was $35.7 million, compared to $25.0 million in fiscal 2015. Earnings per diluted share for fiscal year 2016 was $0.94, compared to $0.66 in fiscal 2015. Non-GAAP adjusted net income was $46.4 million, or $1.23 adjusted earnings per diluted share in fiscal 2016, compared to $38.3 million, or $1.01 adjusted earnings per diluted share, in fiscal 2015. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $70.8 million in the fiscal year ended December 30, 2016, compared to $63.5 million in fiscal 2015. Adjusted EBITDA margin was 17.6% in fiscal 2016, compared to 17.3% in fiscal 2015. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of December 30, 2016, the Company had cash and cash equivalents of $35.3 million compared to $6.9 million as of December 31, 2015. Total debt was $66.7 million, compared to $47.9 million as of December 31, 2015. Inventory was $71.2 million as of December 30, 2016, compared to $68.2 million as of December 31, 2015. As of December 30, 2016, accounts receivable and accounts payable were $61.6 million and $42.1 million, respectively, compared to December 31, 2015 balances of $43.7 million and $32.1 million, respectively. The changes in accounts receivable, inventory and accounts payable are primarily attributable to business growth.

Fiscal 2017 Guidance
For the first quarter of fiscal 2017, the Company expects sales in the range of $96 million to $100 million and non-GAAP adjusted earnings per diluted share in the range of $0.24 to $0.28.
For the fiscal year 2017, the Company expects sales in the range of $430 million to $450 million and non-GAAP adjusted earnings per diluted share in the range of $1.31 to $1.41.
Non-GAAP adjusted earnings per diluted share excludes the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition related compensation expense, certain acquisition related adjustments and expenses, litigation-related expenses and offering expenses. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the first quarter and full fiscal year 2017 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 407-4018, and international listeners may dial (201) 689-8471; the conference ID is 13655364. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain acquisition related costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense, costs of its secondary and shelf offerings, acquisition related operating expenses, and litigation-related costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and shelf offerings, acquisition related expenses, and litigation-related costs, all net of applicable tax, as well as tax benefits related to the resolution of audits by taxing authorities. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	December 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$35,280	$6,944
Accounts receivable (net of allowances of $397 and $407 at December 30, 2016 and December 31, 2015, respectively)	61,617	43,660
Inventory	71,243	68,202
Prepaids and other current assets	14,772	13,135
Total current assets	182,912	131,941
Property, plant and equipment, net	32,262	26,094
Deferred tax assets	4,082	1,065
Goodwill	57,781	57,653
Intangibles, net	57,855	60,849
Other assets	708	114
Total assets	$335,600	$277,716
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$42,063	$32,072
Accrued expenses	28,612	23,234
Reserve for uncertain tax positions	7,204	8,924
Current portion of long-term debt	3,625	2,790
Current portion of contingent consideration	5,532	6,950
Total current liabilities	87,036	73,970
Line of credit	—	1,500
Long-term debt, less current portion	63,058	43,591
Deferred rent	569	695
Contingent consideration, less current portion	—	5,700
Total liabilities	150,663	125,456

Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of December 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value — 90,000 authorized; 37,781 shares issued and 36,891 outstanding as of December 30, 2016; 37,415 shares issued and 37,025 outstanding as of December 31, 2015	37	37
Additional paid-in capital	108,049	102,860
Treasury stock, at cost; 890 common shares as of December 30, 2016 and 390 common shares as of December 31, 2015	(13,754)	(5,807)
Accumulated other comprehensive loss	(2,193)	(1,953)
Retained earnings	92,798	57,123
Total stockholders’ equity	184,937	152,260
Total liabilities and stockholders’ equity	$335,600	$277,716

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Sales	$111,555	$95,668	$403,077	$366,798
Cost of sales	77,498	67,063	276,689	254,756
Gross profit	34,057	28,605	126,388	112,042
Operating expenses:
Sales and marketing	6,349	5,764	25,796	23,182
Research and development	4,760	4,800	18,459	17,001
General and administrative	7,535	5,625	27,693	21,053
Amortization of purchased intangibles	699	2,090	2,988	8,525
Fair value adjustment of contingent consideration and acquisition related compensation	1,230	879	5,911	6,937
Total operating expenses	20,573	19,158	80,847	76,698
Income from operations	13,484	9,447	45,541	35,344
Other expense, net:
Interest expense	573	383	2,088	1,549
Other expense (income), net	(2)	(254)	363	(449)
Other expense, net	571	129	2,451	1,100
Income before income taxes	12,913	9,318	43,090	34,244
Provision for income taxes	3,100	2,488	7,415	9,290
Net income	$9,813	$6,830	$35,675	$24,954
Earnings per share:
Basic	$0.27	$0.18	$0.97	$0.67
Diluted	$0.26	$0.18	$0.94	$0.66
Weighted average shares used to compute earnings per share:
Basic	36,874	36,994	36,799	36,989
Diluted	37,961	37,955	37,801	37,894

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and twelve months ended December 30, 2016 and December 31, 2015. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Operating expense	$20,573	$19,158	$80,847	$76,698
Amortization of purchased intangibles	(699)	(2,090)	(2,988)	(8,525)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	(1,230)	(879)	(5,911)	(6,937)
Litigation-related expenses (2)	(783)	—	(2,715)	—
Other acquisition and integration related expenses (3)	(71)	(427)	(825)	(1,409)
Offering expense (4)	(189)	—	(617)	(225)
Non-GAAP operating expense	$17,601	$15,762	$67,791	$59,602

(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense, partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Amortization or accrual of purchase price classified as compensation expense	$(1,698)	$(1,479)	$(6,140)	$(7,685)
Periodic revaluation of Sport Truck contingent consideration	468	600	229	748
Fair value adjustment of contingent consideration and acquisition related compensation	$(1,230)	$(879)	$(5,911)	$(6,937)

(2) Represents expenses associated with recent patent litigation activities involving an industry competitor.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $71 and $427 for the three months and $825 and $1,409 for the twelve months ended December 30, 2016 and December 31, 2015, respectively.
(4) Represents costs and expenses of $189, $179 and $249 incurred related to the secondary offerings of common stock completed in November, August and March of 2016 and $225 incurred related to the shelf registration statement filed in March of 2015.

The calculation of operating expense and non-GAAP operating expense as a percentage of sales:
	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Operating expense	20,573	19,158	80,847	76,698
Divided by sales	111,555	95,668	403,077	366,798
Operating expense as a percentage of sales	18.4%	20.0%	20.1%	20.9%

Non-GAAP operating expense	$17,601	$15,762	$67,791	$59,602
Divided by sales	111,555	95,668	403,077	366,798
Non-GAAP operating expense as a percentage of sales	15.8%	16.5%	16.8%	16.2%

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and twelve months ended December 30, 2016 and December 31, 2015. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Net income	$9,813	$6,830	$35,675	$24,954
Amortization of purchased intangibles	699	2,090	2,988	8,525
Fair value adjustment of contingent consideration and acquisition related compensation (1)	1,230	879	6,402	6,937
Litigation-related expenses (2)	783	—	2,715	—
Other acquisition and integration related expenses (3)	124	726	1,037	2,520
Offering expense (4)	189	—	617	225
Reapportionment audit resolution tax benefit (5)	—	—	(477)	—
Tax impacts of reconciling items above (6)	(816)	(928)	(2,520)	(4,889)
Non-GAAP adjusted net income	$12,022	$9,597	$46,437	$38,272

Non-GAAP adjusted EPS
Basic	$0.33	$0.26	$1.26	$1.03
Diluted	$0.32	$0.25	$1.23	$1.01

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	36,874	36,994	36,799	36,989
Diluted	37,961	37,955	37,801	37,894
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, and a foreign currency transaction loss on the settlement of our Canadian Dollar denominated acquisition related compensation liability, per period as follows:

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Amortization or accrual of purchase price classified as compensation expense	$1,698	$1,479	$6,140	$7,685
Periodic revaluation of Sport Truck contingent consideration	(468)	(600)	(229)	(748)
Currency transaction loss on settlement of acquisition related compensation liability	—	—	491	—
Fair value adjustment of contingent consideration and acquisition related compensation	$1,230	$879	$6,402	$6,937

(2) Represents expenses associated with recent patent litigation activities involving an industry competitor.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations, the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of Marzocchi assets and Race Face/Easton Cycling acquisition, and inventory write-downs associated with the purchase of certain assets of Marzocchi’s mountain bike product lines, partially offset by the by the bargain purchase gain recorded in connection with the Marzocchi acquisition, per period as follows:

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Acquisition related costs and expenses	$71	$427	$825	$1,409
Finished goods inventory valuation adjustment	53	—	212	812
Inventory write-down	—	801	—	801
Bargain purchase - Marzocchi acquisition	—	(502)	—	(502)
Other acquisition and integration related expenses	$124	$726	$1,037	$2,520

(4) Represents costs and expenses of $189, $179 and $249 incurred related to the secondary offerings of common stock completed in November, August and March of 2016 and $225 incurred related to the shelf registration statement filed in March of 2015.
(5) Represents the recognition of previously uncertain tax benefits associated with the 2014 reapportionment of 2009-2012 income as a result of the conclusion of the 2011 and 2012 California Franchise Tax Board audits.
(6) Tax impacts were calculated based on the respective year to date effective tax rates, excluding the effect of the recognition of previously uncertain tax benefits.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and twelve months ended December 30, 2016 and December 31, 2015, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Gross Profit	$34,057	$28,605	$126,388	$112,042
Amortization of acquired inventory valuation markup (1)	53	801	212	1,613
Non-GAAP Adjusted Gross Profit	$34,110	$29,406	$126,600	$113,655

Gross Profit	$34,057	$28,605	$126,388	$112,042
Divided by sales	111,555	95,668	403,077	366,798
Gross Margin	30.5%	29.9%	31.4%	30.5%

Non-GAAP Adjusted Gross Profit	$34,110	$29,406	$126,600	$113,655
Divided by sales	111,555	95,668	403,077	366,798
Non-GAAP Adjusted Gross Margin	30.6%	30.7%	31.4%	31.0%

(1) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of Marzocchi assets and Race Face/Easton Cycling acquisition of $53 and $0 for the three month periods ending December 30, 2016 and December 31, 2015, respectively and $212 and $812 for the twelve month periods ending December 30, 2015 and December 31, 2016, respectively, and inventory write-downs associated with the purchase of certain assets of Marzocchi’s mountain bike product lines of $801 for the three and twelve month periods ended December 31, 2015.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and twelve months ended December 30, 2016 and December 31, 2015. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Net income	$9,813	$6,830	$35,675	$24,954
Depreciation and amortization	2,343	3,353	8,754	13,063
Stock based compensation (1)	1,602	1,222	6,223	4,907
Fair value adjustment of contingent consideration and acquisition related compensation (2)	1,230	879	5,911	6,937
Litigation-related expenses (3)	783	—	2,715	—
Other acquisition and integration related expenses (4)	124	1,228	1,037	3,022
Offering expense (5)	189	—	617	225
Provision for income taxes (6)	3,100	2,488	7,415	9,290
Other expense, net (7)	571	129	2,451	1,100
Adjusted EBITDA	$19,755	$16,129	$70,798	$63,498
(1) Represents non-cash, stock based compensation.
(2) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Amortization or accrual of purchase price classified as compensation expense	$1,698	$1,479	$6,140	$7,685
Periodic revaluation of Sport Truck contingent consideration	(468)	(600)	(229)	(748)
Fair value adjustment of contingent consideration and acquisition related compensation	$1,230	$879	$5,911	$6,937

(3) Represents expenses associated with recent patent litigation activities involving an industry competitor.
(4) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations, the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of Marzocchi assets and Race Face/Easton Cycling acquisition, and inventory write-downs associated with the purchase of certain assets of Marzocchi’s mountain bike product lines, per period as follows:

	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Acquisition related costs and expenses	$71	$427	$825	$1,409
Finished goods inventory valuation adjustment	53	—	212	812
Inventory write-down	—	801	—	801
Other acquisition and integration related expenses	$124	$1,228	$1,037	$3,022

(5) Represents costs and expenses of $189, $179 and $249 incurred related to the secondary offerings of common stock completed in November, August and March of 2016 and $225 incurred related to the shelf registration statement filed in March of 2015.
(6) Represents the provision for income taxes for the respective period.
(7) Other expense, net includes interest expense, foreign currency transaction gain or loss, gain or loss on the disposal of fixed assets, and other miscellaneous items.

The calculation net income margin and adjusted EBITDA margin:
	For the three months ended		For the year ended
	December 30, 2016	December 31, 2015	December 30, 2016	December 31, 2015
Net income	$9,813	$6,830	$35,675	$24,954
Divided by sales	111,555	95,668	403,077	366,798
Net Income Margin	8.8%	7.1%	8.9%	6.8%

Adjusted EBITDA	$19,755	$16,129	$70,798	$63,498
Divided by sales	111,555	95,668	403,077	366,798
Adjusted EBITDA margin	17.7%	16.9%	17.6%	17.3%

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com